EXHIBIT 4(b)


                     Indenture Supplemental

                               to

                   Mortgage and Deed of Trust

                   (Dated as of June 1, 1939)

                           EXECUTED BY

                 INDIANA MICHIGAN POWER COMPANY
         (Formerly Indiana & Michigan Electric Company)

                               TO

                      THE BANK OF NEW YORK
                 (Formerly Irving Trust Company)
                             Trustee


                  Dated as of February 1, 1997


                $48,000,000 First Mortgage Bonds,
              Designated Secured Medium Term Notes,
                 6.40% Series due March 1, 2000



                       TABLE OF CONTENTS*

                                                             Page

Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Recitals
     Execution of Mortgage and supplemental indentures . . . .  1
     Termination of Individual Trustee . . . . . . . . . . . .  2
     Acquisition of property rights and property . . . . . . .  2
     Provision for issuance of bonds in one or more series . .  2
     Right to execute supplemental indenture . . . . . . . . .  2
     First Mortgage Bonds heretofore issued in several series. 3 Issue of new First Mortgage Bonds, Designated Secured
       Medium Term Notes, of the 50th Series . . . . . . . . .  3
     First 1997 Supplemental Indenture . . . . . . . . . . . .  3
     Compliance with legal requirements. . . . . . . . . . . .  3
Granting Clauses . . . . . . . . . . . . . . . . . . . . . . .  3
Description of Property. . . . . . . . . . . . . . . . . . . .  4
Appurtenances, Etc.. . . . . . . . . . . . . . . . . . . . . .  5
Habendum . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Subject to Reservations, Etc.. . . . . . . . . . . . . . . . .  5
Grant in Trust . . . . . . . . . . . . . . . . . . . . . . . .  5

Sec. 1.     Supplement to Original Indenture by addition of
            new Sec. 20 WW thereto . . . . . . . . . . . . . .  6

Sec. 2.     Supplement to Original Indenture by addition of
            new Article III BBBB . . . . . . . . . . . . . . .  8

Sec. 3.     Provisions for record date for meetings of bond-
            holders. . . . . . . . . . . . . . . . . . . . . .  9

Sec. 4.     First 1997 Supplemental Indenture and Original
            Indenture to be construed as one instrument. . . .  9

            Limitation on rights of others . . . . . . . . . .  9

            Trustee assumes no responsibility for
            correctness of recitals of fact. . . . . . . . . .  9

            Execution in counterparts. . . . . . . . . . . . .  9

Testimonium. . . . . . . . . . . . . . . . . . . . . . . . . .  9

Signatures and Seals . . . . . . . . . . . . . . . . . . . . . 10

Acknowledgments. . . . . . . . . . . . . . . . . . . . . . . . 12

Schedule I . . . . . . . . . . . . . . . . . . . . . . . . .  I-1

_________________________________
*The Table of Contents shall not be deemed to be any part of the Indenture Supplemental to Mortgage and Deed of Trust.



     INDENTURE SUPPLEMENTAL, dated as of the first day of February in the year One Thousand Nine Hundred and Ninety-Seven, made and entered into by and between Indiana Michigan Power Company, a corporation of the State of Indiana, the corporate title of which was, prior to September 9, 1987, Indiana & Michigan Electric Company, with its principal executive office and place of business located at One Summit Square, Fort Wayne, Indiana 46801 (hereinafter sometimes called the "Company"), party of the first part, and The Bank of New York (formerly Irving Trust Company), a corporation of the State of New York, with its principal corporate trust office at 101 Barclay Street, New York, N.Y. 10286 (hereinafter sometimes called the "Corporate Trustee" or "Trustee"), as Trustee, party of the second part.

     Whereas, the Company has heretofore executed and delivered its Mortgage and Deed of Trust, dated as of June 1, 1939, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of September 1, 1948, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1950, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1952, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of September 1, 1953, an Inden-ture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1954, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of February 1, 1958, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1958, an Indenture Supple-mental to Mortgage and Deed of Trust, dated as of August 1, 1963, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1968, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1969, an Indenture Supplemental to Mort-gage and Deed of Trust, dated as of April 1, 1970, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of February 1, 1971, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of December 1, 1973, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1974, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1975, an Inden-ture Supplemental to Mortgage and Deed of Trust, dated as of September 1, 1975, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1978, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1979, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of February 1, 1980, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1980, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1981, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1981, an Inden-ture Supplemental to Mortgage and Deed of Trust, dated as of April
1, 1982, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of August 1, 1983, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 1, 1986, an Indenture Supplemen-tal to Mortgage and Deed of Trust, dated as of October 1, 1986, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of February 1, 1987, a further Indenture Supplemental to Mortgage and Deed of Trust, dated as of February 1, 1987, an Indenture Supplemen-tal to Mortgage and Deed of Trust, dated as of May 1, 1987, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 1, 1987, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1991, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1991, an Indenture Supple-mental to Mortgage and Deed of Trust, dated as of June 3, 1991, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1992, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 15, 1992, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of December 1, 1992, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of August 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of September 15, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 15, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of February 1, 1994, and an Indenture Supplemental to Mortgage and Deed of Trust, dated May 1, 1994 (hereinafter called the "Second 1994 Supplemental Indenture") (the Mortgage and Deed of Trust, as amended and supplemented by said Supplemental Indentures, being hereinafter called the "Original Indenture"), to the Trustee for the security of all bonds of the Company outstanding thereunder, and by said Original Indenture conveyed to the Trustee, upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting any property expressly excepted by the terms of the Original Indenture; and

     Whereas, effective June 16, 1988, pursuant to Section 100G of the Original Indenture, the Individual Trustee resigned and all powers of the Individual Trustee then terminated, as did the Indi-vidual Trustee's right, title and interest in and to the trust estate, and without appointment of a new trustee as successor to said Individual Trustee, all the right, title and powers of the Trustees thereupon devolved upon the Corporate Trustee and its successors alone; and

     Whereas, in addition to the property described in the Original Indenture, the Company has acquired certain property rights and property hereinafter described and has covenanted in Section 42 of the Original Indenture to execute and deliver such further instru-ments and do such further acts as may be necessary or proper to make subject to the lien thereof any property thereafter acquired and intended to be subject to such lien; and

     Whereas, the Original Indenture provides that bonds issued thereunder may be issued in one or more series and further provides that, with respect to each series, the rate of interest, the date or dates of maturity, the dates for the payment of interest, the terms and rates of optional redemption, and other terms and condi-tions not inconsistent with the Original Indenture may be established prior to the issue of bonds of such series by an indenture supple-mental to the Original Indenture; and

     Whereas, Section 115 of the Original Indenture provides that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Origi-nal Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unre-stricted or to additional restriction if already restricted, and that the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued under the Original Indenture and provides that a breach thereof shall be equivalent to a default under the Original Inden-ture, or the Company may cure any ambiguity or correct or supplement any defective or inconsistent provisions contained in the Original Indenture or in any indenture supplemental to the Original Indenture, by an instrument in writing, properly executed and acknowledged, and that the Trustee is authorized to join with the Company in the execu-tion of any such instrument or instruments; and

     Whereas, the Company has heretofore issued, from time to time, in accordance with the provisions of said Original Indenture, bonds of the several series and in the respective principal amounts therein specified, and, of the bonds so issued pursuant to the Original Indenture, $525,000,000 aggregate principal amount are outstanding as of the close of business on the date first above mentioned; and

     Whereas, the Company, by appropriate corporate action in con-formity with the terms of the Original Indenture, has duly determined to create a series of bonds under the Original Indenture to be entitled and designated as "First Mortgage Bonds, Designated Secured Medium Term Notes, 6.40% Series due March 1, 2000" (herein sometimes referred to as the "bonds of the 50th Series"); and

     Whereas, each of the bonds of the 50th Series is to be sub-stantially in the form set forth in Schedule I to this Indenture
Supplemental (hereinafter sometimes referred to as the "First 1997 Supplemental Indenture"); and

     Whereas, the Company, in the exercise of the powers and author-ities conferred upon and reserved to it under and by virtue of the provisions of the Original Indenture, and pursuant to resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture, in the form hereof, for the purposes herein provided; and

     Whereas, all conditions and requirements necessary to make this First 1997 Supplemental Indenture a valid, binding and legal instru-ment in accordance with its terms, have been done, performed and fulfilled, and the execution and delivery thereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That Indiana Michigan Power Company, in consideration of the premises and of the sum of One Dollar ($1.00) and other good and valuable consideration paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under and secured by the Original Indenture and this First 1997 Supplemental Indenture, according to their tenor and effect, and the performance of all the provisions of the Original Indenture and this First 1997 Supplemental Indenture (including any further indenture or indentures supplemental to the Original Inden-ture and any modification or alteration made as in the Original Indenture provided) and of said bonds, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto The Bank of New York, as Trustee, and to its successor or successors in said trust, and to it and its assigns forever, all of the following described properties of the Company, that is to say: all property, real, personal and mixed, tangible and intangible owned by the Company on the date of the execution hereof, acquired since the execution and delivery of the Second 1994 Supplemental Indenture (except such property as is hereinafter expressly excepted from the lien and operation of this First 1997 Supplemental Indenture).

     The property covered by the lien of the Original Indenture and this First 1997 Supplemental Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, all property, whether real, personal or mixed (except any hereinafter expressly excepted), and wheresoever situated, now owned by the Company and acquired since the execution and delivery of the Second 1994 Supplemental Indenture, including (without in any wise limiting or impairing by the enumera-tion of the same the scope and intent of the foregoing or of any general description contained in this First 1997 Supplemental Inden-
ture) all lands, rights of way and roads; all water or riparian rights and interests therein; all dams and dam sites and rights; all plants for the generation of electricity, power houses, steam heat plants, hot water plants, substations, transmission lines, dis-tributing systems and vehicles; all offices, buildings and struc-tures, and the equipment thereof; all machinery, engines, boilers, turbines, dynamos, machines, regulators, meters, transformers, gener-ators and motors; all appliances whether electrical or mechanical, conduits, cables and lines; all mains and pipes, whether for water, steam heat, or other purposes; all poles, wires, tools, implements, apparatus and furniture; all municipal franchises and other fran-chises and all permits, grants and consents; all lines for the transmission and/or distribution of electric current, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds (excepting the last day of the term of each lease and leasehold); all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

     Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, re-mainder and remainders and (subject to the provisions of Section 57 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     Provided that, in addition to the reservations and exceptions herein elsewhere contained, the following are not and are not intended to be granted, bargained, sold, warranted, released, con-veyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Original Indenture and of this First 1997 Supplemental Indenture, viz: (1) cash, shares of stock and obliga-tions (including bonds, notes and other securities) not hereafter specifically pledged, or deposited or delivered hereunder or under the Original Indenture or hereinafter or therein covenanted so to be; (2) goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company; (3) judgments, accounts and choses in action, the proceeds of which the Company is not obligated as provided in the Original Indenture or as hereinafter provided to deposit with the Trustee hereunder or thereunder; provided, however, that the proper-ties and rights expressly excepted from the lien and operation of the Original Indenture and this First 1997 Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted, in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged and pledged property in the manner provided in Article XII of the Original Indenture by reason of the occurrence of a completed default, as defined in said Article XII.

     To have and to hold all such properties, real, personal and mixed, granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over, or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trust.

     Subject, however, to the reservations, exceptions, limitations and restrictions contained in the several deeds, leases, servitudes, franchises and contracts or other instruments through which the Company acquired and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to encumbrances of the char-acter defined in Section 6 of the Original Indenture as "excepted encumbrances", insofar as the same may attach to any of the property embraced herein.

     In trust nevertheless, upon the terms and trusts in the Original Indenture and in this First 1997 Supplemental Indenture set forth, for the benefit and security of those who shall hold the bonds and coupons issued and to be issued hereunder and under the Original In-denture, or any of them, in accordance with the terms of the Original Indenture and of this First 1997 Supplemental Indenture, without preference, priority or distinction as to lien of any of said bonds or coupons over any others thereof by reason of priority in the time of issue or negotiation thereof, or otherwise howsoever, subject, however, to the conditions, provisions and covenants set forth in the Original Indenture and in this First 1997 Supplemental Indenture.

     AND THIS INDENTURE FURTHER WITNESSETH:

     That in further consideration of the premises and for the con-siderations aforesaid, the Company, for itself and its successors and assigns, hereby covenants and agrees to and with the Trustee, and its successor or successors in such trust, as follows:

     Section 1. The Original Indenture is hereby supplemented by adding immediately after Section 20 VV, a new Section 20 WW, as follows:

          Section 20 WW. The Company hereby creates a fiftieth series of bonds to be issued under and secured by this Inden-ture, to be designated and to be distinguished from the bonds of all other series by the title "First Mortgage Bonds, Desig-nated Secured Medium Term Notes, 6.40% Series due March 1, 2000" (herein sometimes referred to as the "50th Series"). The form of the bonds of the 50th Series shall be substantially as set forth in Schedule I to the supplemental indenture creating the bonds of the 50th Series.

          Bonds of the 50th Series shall mature on the date specified in their title. Unless otherwise determined by the Company, the bonds of the 50th Series shall be issued in fully registered form without coupons in denominations of $1,000 and integral multiples thereof; the principal of and interest on each said bond to be payable at the office or agency of the Company, in the Borough of Manhattan, The City of New York, in lawful money of the United States of America, provided that at the option of the Company interest may be mailed to registered owners of the bonds at their respective addresses that appear on the register thereof; and the rate of interest shall be the rate per annum specified in the title thereof, payable semi-annually on the first days of February and August of each year (commencing August 1, 1997) and on their maturity date.

          The person in whose name any bond of the 50th Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any regular semi-annual interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond of the 50th Series upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of bonds of the 50th Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any bonds of the 50th Series shall be the registered holders of such bonds of the 50th Series (or any bond or bonds issued, directly or after intermediate transactions, upon transfer or exchange or in substitution thereof) on the date of payment of such defaulted interest. Interest payable upon maturity shall be payable to the person to whom principal is paid. The term "record date" as used in this Section 20 WW, and in the form of bonds of the 50th Series, with respect to any regular semi-annual interest payment date shall mean the January 15 next pre-ceding a February 1 interest payment date or the July 15 next preceding an August 1 interest payment date, as the case may be, or, if such January 15 or July 15 is not a Business Day (as defined hereinbelow), the next preceding Business Day. The term "Business Day" with respect to any bond of the 50th Series shall mean any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or the city in which is located any office or agency maintained for the payment of principal of or interest on such bond of the 50th Series are authorized or required by law, regulation or executive order to remain closed.

          Every registered bond of the 50th Series shall be dated the date of authentication ("Issue Date") and shall bear inter-est computed on the basis of a 360-day year consisting of twelve 30-day months from its Issue Date or from the latest semi-annual interest payment date to which interest has been paid on the bonds of the 50th Series preceding the Issue Date, unless such Issue Date be an interest payment date to which interest is being paid on the bonds of the 50th Series, in which case it shall bear interest from its Issue Date or unless the Issue Date be the record date for the interest payment date first following the date of original issuance of bonds of the 50th Series ("Original Issue Date"), or a date prior to such record date, then from the Original Issue Date; provided, that, so long as there is no existing default in the payment of interest on said bonds, the holder of any bond authenticated by the Trustee between the record date for any regular semi-annual interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such bond shall bear interest from the February 1 or August 1, as the case may be, next preceding its Issue Date, to which interest has been paid or, if the Company shall be in default with respect to the interest payment date first following the Original Issue Date, then from the Original Issue Date.

          If any semi-annual interest payment date or the maturity date is not a Business Day, payment of amounts due on such date may be made on the next succeeding Business Day, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such interest payment date or the maturity date, as the case may be, to such Business Day.

          Notwithstanding the provisions of Section 14 of this Inden-ture, the bonds of the 50th Series shall be executed on behalf of the Company by its Chairman of the Board, by its President or by one of its Vice Presidents or by one of its officers designated by the Board of Directors of the Company for such purpose, whose signature may be a facsimile, and its corporate seal shall be thereunto affixed or printed thereon and attested by its Secretary or one of its Assistant Secretaries, and the provisions of the penultimate sentence of said Section 14 shall be applicable to such bonds of the 50th Series.

          The bonds of the 50th Series shall not be redeemable prior to maturity.

          Notwithstanding the provisions of Section 12 of this Indenture, the Company shall not be required to make transfers or exchanges of bonds of the 50th Series for a period of sixteen days next preceding any interest payment date.

          Registered bonds of the 50th Series shall be transferable upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and at such other office or agency of the Company as the Company may designate, by the registered holders thereof, in person or by duly authorized attorney, in the manner and upon payment, if required by the Company, of the charges prescribed in this Indenture. In the manner and upon payment, if the Company shall require it, of the charges prescribed in this Indenture, registered bonds of the 50th Series may be exchanged for a like aggregate principal amount of registered bonds of the 50th Series of other authorized denominations, upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York and at such other office or agency of the Company as the Company may from time to time designate.

     Section 2. The Original Indenture is hereby supplemented by adding thereto the following new Article III BBBB to be added after Article III AAAA of the Original Indenture:

                        ARTICLE III BBBB.

          Initial Issuance of Bonds of the 50th Series.

     Section 21 BBBB. In accordance with and upon compliance with such provisions of this Indenture as shall be selected for such purpose by the officers of the Company duly authorized to take such action, bonds of the 50th Series in an aggregate principal amount not exceeding $48,000,000 shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company (without awaiting the filing and recording of the supplemental indenture creating the 50th Series except to the extent required by Section
28 of this Indenture).

     Section 3. At any meeting of bondholders held as provided for in Article XVIII of the Original Indenture at which holders of bonds of the 50th Series are entitled to vote, all holders of bonds of the 50th Series at the time of such meeting shall be entitled to vote thereat; provided, however, that the Trustee may, and upon request of the Company or of a majority of the bondholders of the 50th Series shall, fix a day not exceeding ninety days preceding the date for which the meeting is called as a record date for the determination of holders of bonds of the 50th Series entitled to notice of and to vote at such meeting and any adjournment thereof and only such registered owners who shall have been such registered owners on the date so fixed, and who are entitled to vote such bonds of the 50th Series at the meeting, shall be entitled to receive notice of such meeting.

     Section 4. As supplemented by this First 1997 Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and this First 1997 Supplemental Indenture shall be read, taken and construed as one and the same instrument. The bonds of the 50th Series are the original debt secured by this First 1997 Supplemental Indenture and the Original Indenture, and this First 1997 Supplemental Indenture and the Original Indenture shall be, and be deemed to be, the original lien instrument securing the bonds of the 50th Series.

     Nothing contained in this First 1997 Supplemental Indenture shall, or shall be construed to, confer upon any person other than the owners of bonds issued under the Original Indenture and this First 1997 Supplemental Indenture, the Company and the Trustee, any right to avail themselves of any benefit of any provision of the Original Indenture or of this First 1997 Supplemental Indenture.

     The Trustee assumes no responsibility for the correctness of the recitals of facts contained herein and makes no representations as to the validity of this First 1997 Supplemental Indenture.

     This First 1997 Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so exe-cuted shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     In Witness Whereof, Indiana Michigan Power Company, party of the first part, has caused this instrument to be signed in its name and behalf by its President, a Vice President, its Treasurer or an Assistant Treasurer, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and The Bank of New York, party of the second part, has caused this instrument to be signed in its name and behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Treasurer. Executed and deliv-ered in The City of New York, N.Y., as of the day and year first above written.

                              INDIANA MICHIGAN POWER COMPANY


[Seal]                        By: /s/ A. A. Pena
                                         (A. A. Pena)
                                          Treasurer
Attest:


 /s/ John F. Di Lorenzo, Jr.
   (John F. Di Lorenzo, Jr.)
          Secretary


Signed, sealed and delivered by
Indiana Michigan Power Company
in the presence of


 /s/ Ann B. Graf
(Ann B. Graf)


 /s/ B. M. Barber
(B. M. Barber)



                                   The Bank of New York,
                                        as Trustee


[Seal]                             By:  /s/ Frederick W. Clark
                                        (Frederick W. Clark)
                                           Vice President

Attest:



 /s/ Marie E. Trimboli
(Marie E. Trimboli)
Assistant Treasurer


Signed, sealed and delivered by
The Bank of New York in the presence of:



 /s/ Jason G. Gregory
(Jason G. Gregory)


 /s/ Miriam Osorio
(Miriam Osorio)



State of Ohio       )
                    )    ss.:
County of Franklin  )


          On this 7th day of February, 1997, personally appeared before me, a Notary Public within and for said County in the State aforesaid, A. A. PENA and JOHN F. DiLORENZO, JR., to me known and known to me to be respectively the Treasurer and Secretary of INDIANA MICHIGAN POWER COMPANY, one of the corporations named in and which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Treasurer and Secretary for and on behalf of said corporation and that the same is their free act and deed as such Treasurer and Secretary, respectively, and the free and corporate act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Columbus, Ohio, this 7th day of February, 1997.


[Notarial Seal]
                                      /s/ Jana Lee Brown
                                            Jana Lee Brown
                                     Notary Public, State of Ohio
                                         My Commission Expires
                                             March 15, 2000
State of New York   )
                    )    SS.:
County of New York  )

     I certify that on this 11th day of February, 1997, before me Patricia M. Carillo, a Notary Public in and for said County and State, appeared Frederick W. Clark, to me personally known and known to me to be a Vice President of The Bank of New York and one of the persons whose name is signed to the foregoing instrument, who, being by me duly sworn, deposed and said that he resides at 512 Green Mountain Road, Mahwah, New Jersey 07430, that he is a Vice President of The Bank of New York, that he knows the corporate seal of said corporation; that the seal affixed to the foregoing instrument is the corporate seal of the said corporation; that it was so affixed by order of said corporation, and that he signed his name as Vice President of said corporation to said instrument by like order; and thereupon said Frederick W. Clark acknowledged that he signed said instrument as his free and voluntary act and that said corporation executed said instrument, as Trustee, as its free and voluntary act for the purposes and uses therein set forth.

     In Witness Whereof I have hereunto set my hand and official seal this 11th day of February, 1997.

[Seal]

                                /s/ Patricia M. Carillo
                              Patricia M. Carillo
                              Notary Public, State of New York
                              No. 41-4747732
                              Qualified in Queens County
                              Certificate Filed in New York County
                              Commission Expires May 31, 1997


     This instrument was drafted by Ann B. Graf, Esq., whose business address is 1 Riverside Plaza, Columbus, Ohio 43215.



                           SCHEDULE I


                 INDIANA MICHIGAN POWER COMPANY
                 FIRST MORTGAGE BOND, DESIGNATED
                 SECURED MEDIUM TERM NOTE, 6.40%
                    SERIES DUE MARCH 1, 2000


Bond No.
Original Issue Date:  February 19, 1997
Principal Amount:
Semi-annual Interest Payment Dates:  February 1 and August 1
Record Dates:  January 15 and July 15
CUSIP No.:  45489H AT 4


          INDIANA MICHIGAN POWER COMPANY, a corporation of the State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay to ____________ or registered assigns, the Principal Amount set forth above on the maturity date specified in the title of this bond in lawful money of the United States of America, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and to pay to the registered holder hereof interest on said amount from the date of authentication of this bond (herein called the "Issue Date") or the latest semi-annual interest payment date to which interest has been paid on the bonds of this series preceding the Issue Date, unless the Issue Date be an interest payment date to which interest is being paid, in which case from the Issue Date or unless the Issue Date be the record date for the interest payment date first following the Original Issue Date set forth above or a date prior to such record date, then from the Original Issue Date (or, if the Issue Date is between the record date for any interest payment date and such interest payment date, then from such interest payment date, provided, however, that if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then from the next pre-ceding semi-annual interest payment date to which interest has been paid on the bonds of this series, or if such interest payment date is the interest payment date first following the Original Issue Date set forth above, then from the Original Issue Date), until the prin-cipal hereof shall have become due and payable, at the rate per annum specified in the title of this bond, payable on February 1 and August 1 of each year (commencing August 1, 1997) and on the maturity date specified in the title of this bond; provided that, at the option of the Company, such interest may be paid by check, mailed to the registered owner of this bond at such owner's address appearing on the register hereof.

     This bond is one of a duly authorized issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, of the series designated in its title, all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indentures supplemental thereto, called the Mortgage), dated as of June 1, 1939, executed by the Company to IRVING TRUST COMPANY (now THE BANK OF NEW
YORK) and FREDERICK G. HERBST, as Trustees, to which Mortgage refer-ence is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by the affirmative vote of the holders of at least seventy-five per centum (75%) in principal amount of the bonds affected by such modi-fication or alteration, then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that without the consent of the holder hereof no such modification or alteration shall permit the extension of the maturity of the principal of or interest on this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of a lien on the mortgaged and pledged property ranking prior to or on a parity with the lien of the Mort-gage or the deprivation of the holder hereof of a lien upon such property or reduce the above percentage.

     As provided in said Mortgage, said bonds may be for various principal sums and are issuable in series, which may mature at different times, may bear interest at different rates and may other-wise vary as therein provided. This bond is created by an Indenture Supplemental dated as of February 1, 1997 (the "First 1997 Supplemen-tal Indenture"), as provided for in said Mortgage.

     The interest payable on any February 1 or August 1 will, subject to certain exceptions provided in said First 1997 Supplemental Inden-ture, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the January 15 or July 15, as the case may be, next preceding such interest payment date, or, if such January 15 or July 15 is not a Business Day (as hereinbelow defined), the next preceding Business Day. Interest payable upon maturity shall be payable to the person to whom principal is paid. The term "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or the city in which is located any office or agency maintained for the payment of principal of or interest on bonds of this series are authorized or required by law, regulation or executive order to remain closed.

     If any semi-annual interest payment date or the maturity date is not a Business Day, payment of amounts due on such date may be made on the next succeeding Business Day, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such interest payment date or the maturity date, as the case may be, to such Business Day.

     The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of principal or (subject to the provisions hereof) interest hereon and for all other purposes and the Company and the Trustee shall not be affected by any notice to the contrary.

     The Company shall not be required to make transfers or exchanges of bonds of this series for a period of sixteen days next preceding any interest payment date.

     The bonds of this series shall not be redeemable prior to maturity.

     The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and at such other office or agency of the Company as the Company may designate, upon surrender and cancellation of this bond and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and, thereupon, a new registered bond or bonds of authorized denominations of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. In the manner and upon payment, if the Company shall require it, of the charges prescribed in the Mortgage, registered bonds of this series may be exchanged for a like aggregate principal amount of registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at such other office or agency of the Company as the Company may designate.

     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future stockholder, officer or director, as such, of the Company, or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, stockholders, officers and directors, as such, being waived and released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

     This bond shall not become valid or obligatory for any purpose until THE BANK OF NEW YORK, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of Authentication Certificate endorsed hereon.

     In Witness Whereof, Indiana Michigan Power Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                   INDIANA MICHIGAN POWER COMPANY



                                   By:
                                            Vice President

(SEAL)


                                   Attest:
                                             Assistant Secretary



TRUSTEE'S AUTHENTICATION CERTIFICATE

This bond is one of the bonds,
of the series herein designated,
described in the within-mentioned
Mortgage.

THE BANK OF NEW YORK,
                      as Trustee,



By:
       Authorized Officer


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

_______________________________________
________________________________________________________________
________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
________________________________________________________________
ASSIGNEE) the within Bond and all rights thereunder, hereby
________________________________________________________________
irrevocably constituting and appointing such person attorney to
________________________________________________________________
transfer such bond on the books of the Issuer, with full power of
________________________________________________________________
substitution in the premises.



Dated: ______________________      ____________________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Bond in every particular without alteration or enlargement or any change whatsoever.